Exhibit 99.1

CALIBER ANNOUNCES DATE OF SECOND QUARTER 2023
EARNINGS RELEASE

SCOTTSDALE, Ariz., July 25, 2023 – CaliberCos Inc. (the “Company” or “Caliber”) (NASDAQ: CWD), a leading vertically integrated alternative asset manager, today announced that it will release its second quarter 2023 financial results after the close of the market on Thursday, August 10, 2023.

About CaliberCos Inc.

Caliber (NASDAQ: CWD) is a leading vertically integrated alternative asset management firm whose purpose is to build generational wealth for investors seeking to access opportunities in middle-market assets. Caliber differentiates itself by creating, managing, and servicing proprietary products, including middle-market investment funds, private syndications, and direct investments which are managed by our in-house asset services group. Our funds include investment vehicles focused primarily on real estate, private equity, and debt facilities. Additional information can be found at Caliberco.com and CaliberFunds.co.

CONTACTS:
Investor Relations:
Tamara Gonzalez, Financial Profiles
+1 310-622-8234
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 203-613-1552
KMcAndrew@finprofiles.com